As filed with the Commission on July 24, 1997    Registration No. 33-________

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                                       FORM S-8
                                 REGISTRATION STATEMENT
                                         Under
                               The Securities Act of 1933

                              Jefferson Smurfit Corporation
                  (Exact name of registrant as specified in its charter)


   Delaware                                              43-1531401
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)



8182 Maryland Avenue
St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)


                      Jefferson Smurfit Corporation
                Amended and Restated 1992 Stock Option Plan
                         (Full title of the plan)


                                 Patrick J. Moore
                     Vice President and Chief Financial Officer
                            Jefferson Smurfit Corporation
                                 8182 Maryland Avenue
                               St. Louis, Missouri 63105

                       (Name and address of agent for service)


                                    (314) 746-1100
            (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                      Proposed     Proposed
Title of                              maximum      maximum
securities                            offering     aggregate     Amount of
to be              Amount to be       price per    offering      registration
registered(1)      registered         share(1)     price(1)      fee

Common stock,
$.01 par value     5,000,000 shares   $18.125     $90,625,000     $27,462.12


(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low sales prices reported for shares of the Common Stock on the Nasdaq
         National Market on July 18, 1997.

       STATEMENT PURSUANT TO GENERAL INSTRUCTION E. OF FORM S-8

                  The contents of the Company's Registration Statement on Form S-8 (Registration No. 33-57085) filed with the Commission on
December 27, 1994, is hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed with the Commission solely for the purpose of registering additional shares of the Company's Common Stock issuable under the Company's 1992 Stock Option Plan.

                              SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri on the 23rd day of July, 1997.

                                               Jefferson Smurfit Corporation

                                                By: /s/ Patrick J. Moore

                                                Patrick J. Moore
                                                Vice President and
                                                Chief Financial Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Moore, Richard W. Graham and Michael E. Tierney and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                Date


Michael W.J. Smurfit         Chairman of the           July 23, 1997
                             Board and Director

Richard W. Graham            President, Chief          July 23, 1997
                             Executive Officer
                             and Director
                             (Principal
                             Executive Officer)

Patrick J. Moore             Vice President and        July 23, 1997
                             Chief Financial Officer
                             (Principal Accounting
                             Officer)

Leigh J. Abramson            Director                  July 23, 1997

Donald P. Brennan            Director                  July 23, 1997

Alan E. Goldberg             Director                  July 23, 1997

James S. Hoch                Director                  July 23, 1997

G. Thompson Hutton           Director                  July 23, 1997

Howard E. Kilroy             Director                  July 23, 1997

James E. Terrill             Director                  July 23, 1997

James R. Thompson            Director                  July 23, 1997

                                   EXHIBIT INDEX


          Exhibit

          Number           Description

          4.1 Amended and Restated Jefferson Smurfit Corporation 1992 Stock Option Plan

          5.1 Opinion of Michael E. Tierney, Esq., as to the legality of the securities being registered

         23.1              Consent of Ernst & Young LLP, St. Louis Missouri

         23.2              Consent of Michael E. Tierney, Esq. (included in
                           Exhibit 5.1 hereto)

         24.1 Powers of Attorney (included on the signature page hereof)